UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Barrett Business Services, Inc.

(Name of Registrant as Specified In Its Charter)

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BARRETT BUSINESS SERVICES, INC.

April 18, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m., Pacific Time, on Wednesday, May 18, 2011, at 8100 N.E. Parkway Drive, Suite 60, Vancouver, Washington 98662.

Matters to be presented for action at the meeting include the election of directors and ratification of the selection of our auditors, as well as advisory votes on our executive compensation and the frequency with which we will hold future advisory votes on executive compensation. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

Sincerely,

Michael L. Elich

President and Chief Executive Officer

BARRETT BUSINESS SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2011

You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 8100 N.E. Parkway Drive, Suite 60, Vancouver, Washington 98662, on Wednesday, May 18, 2011, at 2:00 p.m., Pacific Time.

Only stockholders of record at the close of business on April 4, 2011, will be entitled to vote at the meeting.

The meeting is being held to consider and act upon the following matters:

1.	Election of directors;

2.	Ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

3.	An advisory vote on executive compensation;

4.	An advisory vote on the frequency of holding future advisory votes on executive compensation; and

5.	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

James D. Miller

Secretary

Vancouver, Washington

April 18, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2011:

The proxy statement for the 2011 annual meeting of stockholders and 2010 annual report to stockholders are available at http://bbsi2011.investorroom.com.

BARRETT BUSINESS SERVICES, INC.

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington 98662 (360) 828-0700

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Barrett Business Services, Inc. (the “Company”), to be voted at the annual meeting of stockholders to be held on May 18, 2011 (the “Annual Meeting”), and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 18, 2011.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1, 2 and 3 and FOR “1 Year” with respect to Item 4 in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the Annual Meeting and voting in person. The mailing address of the Company’s principal executive offices is 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. If your shares are held through a broker or other nominee, please follow their directions on how to vote your shares and, if necessary, change or revoke your voting instructions.

The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The close of business on April 4, 2011, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding 10,201,072 shares of Common Stock, $.01 par value (“Common Stock”), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting is required to constitute a quorum.

ITEM 1—ELECTION OF DIRECTORS

The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Company’s Bylaws authorize the Board to set the number of positions on the Board within a range of three to nine. The Board is currently comprised of six directors. Vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders.

All of the nominees for election as directors are members of the present Board.

A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the Annual Meeting. A duly executed proxy will be voted FOR the election of the nominees named below, unless authority to vote for a director is withheld or a proxy of a broker or other nominee is expressly not voted on this item (a “broker non-vote”). Banks and brokers acting as nominees are not permitted to vote proxies for the election of directors without express voting instructions from the beneficial owner of the shares. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their current principal occupation or employment and ages as of March 31, 2011:

Name	Principal Occupation	Age	Director Since
Thomas J. Carley	Co-founder, Portal Capital, an investment management company	52	2000

Michael L. Elich	President and Chief Executive Officer of the Company	46	2011

James B. Hicks, Ph.D.	Research Professor, Cold Spring Harbor Laboratory, a nonprofit research institution in New York	64	2001

Roger L. Johnson	Founder and Managing Partner of Summa Global Advisors, LLC, an investment advisory firm	67	2006

Jon L. Justesen	Co-owner and Chief Executive Officer of Justesen Ranches located in eastern Oregon	59	2004

Anthony Meeker	Retired Managing Director of Victory Capital Management, Inc., Cleveland, Ohio, an investment management firm	71	1993

As discussed below under “Meetings and Committees of the Board of Directors—Nominating Committee,” the Nominating Committee evaluates the Board’s membership from time to time in determining whether to recommend that existing directors be nominated for re-election. In this regard, the Nominating Committee considers whether the professional and educational background, business experience and expertise represented on the Board as a whole enables it to satisfy its oversight responsibilities in an effective manner.

On February 17, 2011, the Nominating Committee recommended, and the Board approved, the election of Michael L. Elich as a director of the Company to fill the vacancy left by the passing of William W. Sherertz, who was until his death in January 2011 the Company’s President and Chief Executive Officer. Mr. Elich had previously been named interim President and Chief Executive Officer by the Board following Mr. Sherertz’s death, and the Board made Mr. Elich’s position permanent on February 17, 2011. The Nominating Committee believes that it is appropriate and desirable to include the Company’s top executive as a voting member of the Board to represent senior management’s perspective on governance and operational issues within the purview of the Board.

The experience, qualifications, attributes and skills of each nominee that led the Nominating Committee to conclude that the individual should serve as a director of the Company, including his business experience during the past five years, are described below:

Thomas J. Carley was President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years until February 1998, when the company was sold to D.A. Davidson & Co. Thereafter, he was a research analyst covering technology companies and financial institutions at D.A. Davidson & Co. until December 1999. Mr. Carley was a private investor until July 2006, when he co-founded Portal Capital, an investment management company. He brings financial expertise to the Board of Directors through his prior experience in the areas of public accounting and financial analysis, including as chairman of the Board’s Audit Committee.

Michael L. Elich joined the Company in October 2001 as Director of Business Development. He was appointed Vice President and Chief Operating Officer in May 2005. He was appointed interim President and Chief Executive Officer in January 2011 upon the death of William W. Sherertz. Effective February 17, 2011, Mr. Elich was elected to the Board and was made President and Chief Executive Officer. From 1995 to 2001, Mr. Elich served as Executive Vice President and Chief Operating Officer of Skills Resource Training Center, a staffing services company with offices in Oregon, Washington and Idaho acquired by the Company effective January 1, 2004. Mr. Elich brings to the Board his deep knowledge of the Company’s operations and industry as a result of his long tenure with the Company and significant management experience.

James B. Hicks is Research Professor of Cancer Genetics at Cold Spring Harbor Laboratory and serves as Vice President for Science and director of GenDx, Inc., a cancer diagnostic company based in New York. He is also a co-founder and director of Virogenomics, Inc., a biotechnology company located in the Portland metropolitan area, for which he previously served as Chief Technology Officer. Dr. Hicks was a director of AVI BioPharma, Inc., from 1997 until October 2007. Through his experience with other public companies, including service on other audit committees, Dr. Hicks provides valuable business and financial insight to the Board.

Roger L. Johnson has held his present position since October 1, 2008. He was a Principal of Coldstream Capital Management, Inc., a wealth management firm headquartered in Bellevue, Washington, from 2005 until 2008. Mr. Johnson was President and CEO of Western Pacific Investment Advisers, Inc., for 15 years until its acquisition by Coldstream in 2005. As a result of his experience in the financial services industry, Mr. Johnson contributes his business, leadership and management perspectives as a director of the Company.

Jon L. Justesen has managed Justesen Ranches in eastern Oregon since 1970. He also serves as President of Buck Hollow Ranch, Inc., and is a private investor. Mr. Justesen brings leadership and management experience to the Board through his ownership and management of various businesses.

Anthony Meeker serves as Chairman of the Board of Directors. He retired in 2003 as a Managing Director of Victory Capital Management, Inc. (formerly known as Key Asset Management, Inc.), where he was employed for ten years. Mr. Meeker is also a director of First Federal Savings and Loan Association of McMinnville and Oregon Mutual Insurance Company. From 1987 to 1993, he was Treasurer of the State of Oregon. Mr. Meeker’s experience in the insurance industry assists the Company in managing risk with regard to its self-insured status with respect to workers’ compensation, as well as overseeing its captive insurance subsidiaries. Mr. Meeker also brings leadership skills and a unique insight as a result of his public service as state treasurer and service on other corporate boards.

Mr. Johnson and Mr. Justesen are first cousins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held five meetings in 2010. During 2010, each director attended at least 80 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board.

The Company does not have a policy regarding directors’ attendance at the Company’s annual meeting of stockholders. All of the directors attended last year’s annual meeting.

The Board has determined that Messrs. Carley, Hicks, Johnson, Justesen, and Meeker are independent directors as defined in Rule 5605(a)(2) of the listing standards applicable to companies listed on The Nasdaq Stock Market.

Board Leadership Structure

William W. Sherertz served as the Company’s Chief Executive Officer from 1980 until January 20, 2011, when he unexpectedly passed away, and was also Chairman of the Board of the Company for more than 15 years until his death. At an emergency meeting of the Board later on January 20, the Board named Michael L. Elich interim President and Chief Executive Officer and appointed Anthony C. Meeker, a long-time outside director of the Company, as Chairman of the Board. On February 17, 2011, the Board elected Mr. Elich to serve as a director to fill the vacancy left by Mr. Sherertz and named him President and Chief Executive Officer on a permanent basis.

Each of our directors other than Mr. Elich, including each member of the Board’s audit, nominating and compensation committees, is an independent director under the Nasdaq listing rules. The Audit Committee considers issues of importance to the Company when an independent perspective is appropriate. The outside directors also meet from time to time in executive session without the President and Chief Executive Officer or other management being present.

The Board believes that the new Board leadership structure reflecting the separation of the Chairman and Chief Executive Officer positions will serve the best interests of the Company and its stockholders going forward by giving an independent director a direct and significant role in establishing priorities and the strategic direction and oversight of the Company. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board’s Role in Risk Oversight

The Company’s management is responsible for identifying, assessing and managing the material risks facing the Company. The Board of Directors has historically performed an important role in the review and oversight of risks, and generally oversees risk management practices and processes. The Board, either as a whole or through the Audit Committee and other board committees, periodically discusses with management strategic and financial risks associated with the Company’s operations, their potential impact on the Company, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk and discusses with management, outside actuarial consultants, and the Company’s independent registered public accounting firm the Company’s policies and practices with respect to risk and particular areas of risk exposure, including with respect to the Company’s self insurance program for workers’ compensation coverage and management of its captive insurance subsidiaries. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs.

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) reviews and pre-approves audit and legally-permitted non-audit services provided by the Company’s independent registered public accounting firm (the “independent auditors”), makes decisions concerning the engagement or discharge of the independent auditors, and reviews with management and the independent auditors the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee also develops and oversees the Company’s corporate governance principles and its Code of Business Conduct and Code of Ethics for Senior Financial Officers, and reviews for potential conflicts of interest, and determines whether or not to approve, any transaction by the Company with a director or officer (including their family members) that would be required to be disclosed in the Company’s proxy statement for the annual meeting of stockholders. The Audit Committee held six meetings in 2010.

The current members of the Audit Committee are Messrs. Carley (chair), Hicks, Johnson, and Meeker. The Board has determined that Thomas J. Carley is qualified to be an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has also determined that each member of the Audit Committee, including Mr. Carley, meets the financial literacy and independence requirements for audit committee membership specified in applicable rules of the SEC under the Exchange Act and in listing standards applicable to companies listed on The Nasdaq Stock Market. The Audit Committee’s activities are governed by a written charter, a copy of which is available on the Company’s website at www.barrettbusiness.com in the “Investor Relations” section.

Compensation Committee

The Compensation Committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The current members of the Compensation Committee are Dr. Hicks (chair) and Messrs. Carley and Justesen, each of whom is “independent” as defined in Rule 5605(a)(2) of the listing standards for companies listed on The Nasdaq Stock Market. Mr. Meeker was a member of the Compensation Committee throughout 2010 and until February 17, 2011, and is also independent under the Nasdaq listing standards. The Compensation Committee held three meetings in 2010.

The Compensation Committee does not operate under a formal written charter. The Compensation Committee is charged with carrying out the Board’s overall responsibilities relating to compensation of the Company’s executive officers and directors. Its specific duties include reviewing the Company’s cash bonus and equity compensation programs for executive officers and director compensation arrangements, and recommending changes to the Board as it deems appropriate, as well as recommending to the Board the annual compensation, including salary, cash bonus and equity awards, for the Company’s Chief Executive Officer.

The CEO reviews the performance of each executive officer (other than himself) and makes recommendations to the Compensation Committee periodically regarding salary adjustments and awards of stock options and annually regarding cash incentive bonuses for the executive officers. The Compensation Committee is responsible for annually evaluating the CEO’s performance and presenting its conclusions and recommendations regarding his compensation to the full Board for approval. The Compensation Committee exercises its own discretion in accepting or modifying the CEO’s recommendations regarding the performance and compensation of the Company’s other executive officers.

The Compensation Committee does not have express authority to retain outside compensation consultants and other advisors. During 2010, the Compensation Committee did not engage compensation consultants, and it has not made a practice of doing so in the past.

Nominating Committee

The Nominating Committee evaluates and recommends candidates for nomination by the Board in director elections and otherwise assists the Board in determining and evaluating the composition of the Board and its committees. The Nominating Committee also assists in identifying candidates for appointment as officers of the Company. The current members of the Nominating Committee are Messrs. Hicks (chair), Carley, Justesen, and Meeker. The Nominating Committee did not meet during 2010.

The Board has determined that each current member of the Nominating Committee is an independent director as defined in Rule 5605(a)(2) of the listing standards applicable to companies listed on The Nasdaq Stock Market. The Nominating Committee is governed by a written charter, which is available on the Company’s website at www.barrettbusiness.com in the “Investor Relations” section.

The Nominating Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will consider:

•	The candidate’s ability to commit sufficient time to the position;

•	Professional and educational background that is relevant to the financial, regulatory, and business environment in which the Company operates;

•	Demonstration of ethical behavior;

•	Whether the candidate contributes to the goal of bringing diverse perspectives, business experience, and expertise to the Board; and

•	The need to satisfy independence and financial expertise requirements relating to Board composition.

The Nominating Committee relies on its periodic evaluations of the Board in determining whether to recommend nomination of current directors for re-election. Whenever the Nominating Committee is required to identify new director candidates, because of a vacancy or a decision to expand the Board, the Nominating Committee will poll current directors for suggested candidates. The Nominating Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate. The Nominating Committee does not have a policy in place for considering diversity in identifying nominees for director.

Once potential candidates are identified, the Nominating Committee will conduct interviews with the candidates and perform such investigations into the candidates’ background as the Nominating Committee determines appropriate.

The Nominating Committee will consider director candidates suggested by stockholders for nomination by the Board. Stockholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate’s name, biographical information, and qualifications to: Nominating Committee Chair c/o James D. Miller, Secretary, Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. Candidates suggested by stockholders will be evaluated by the same criteria and process as candidates from other sources.

DIRECTOR COMPENSATION FOR 2010

The following table summarizes compensation paid to the Company’s outside directors for services during 2010. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2010.

Name	Fees Earned or Paid in Cash(1)	Option Awards($)(2)	All Other Compensation(3)	Total
Thomas J. Carley	$24,000	$10,945	—	$34,945
James B. Hicks, Ph.D.	$24,000	$10,945	$992	$35,937
Roger L. Johnson	$24,000	$10,945	—	$34,945
Jon L. Justesen	$24,000	$10,945	—	$34,945
Anthony Meeker	$24,000	$10,945	—	$34,945

(1)

Directors (other than directors who are full-time employees of the Company, who do not receive directors’ fees) are entitled to receive an annual retainer payable in cash. Directors currently receive an annual retainer of $24,000, payable in cash in two equal installments on January 1 and July 1 of each year. Under the director compensation policy, directors are expected to purchase Common Stock on the open market with 40% of the annual retainer.

(2)

The amounts shown represent the grant date fair value of options for 2,000 shares granted to each outside director on March 4, 2010, computed in accordance with Topic 718 of the Accounting Standards Codification of the Financial Accounting Standards Board. The options become exercisable in four equal annual installments beginning March 4, 2011. The options have an exercise price equal to fair market value on the date of grant and expire three months following the date on which the holder ceases to be a director other than by reason of death, disability, or retirement. The options expire one year following death or disability and five years following retirement. At December 31, 2010, the Company’s outside directors held stock options as follows: Mr. Carley, 11,500 shares; Dr. Hicks, 13,750 shares; Mr. Johnson, 4,000 shares; Mr. Justesen, 7,750 shares; and Mr. Meeker, 13,000 shares.

(3)	Represents amount reimbursed to cover income taxes arising out of imputed income from personal use of property in LaQuinta, California that is owned by the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”), which is applicable to the Company’s Chief Executive Officer, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in financial reports of the Company, and compliance with applicable laws and regulations. The Code of Ethics is included as part of the Company’s Code of Business Conduct, which is generally applicable to all of the Company’s directors, officers, and employees. The Code of Business Conduct and Code of Ethics for Senior Financial Officers is available on the Company’s website at www.barrettbusiness.com in the “Investor Relations” section.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Beneficial Ownership Table

The following table gives information regarding the beneficial ownership of Common Stock as of April 4, 2011, by each director, by each executive officer named in the Summary Compensation Table on page 17, and by all directors and executive officers of the Company as a group. In addition, it gives information about each other person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the stockholder.

Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Percent of Class
5 Percent Beneficial Owners
Lombardia Capital Partners LLC(1)	611,764		6.0%
Nancy B. Sherertz(1)	842,006	(3)	8.3%
Kimberly J. Sherertz(1)	2,698,428	(4)	26.2%
The Estate of William W. Sherertz(1)	2,644,529	(4)	25.7%
Directors and Executive Officers
Thomas J. Carley	22,500		*
Michael L. Elich	83,748		*
James B. Hicks, Ph.D.	21,608		*
Roger L. Johnson.	5,000		*
Jon L. Justesen	18,427		*
Anthony Meeker	16,185		*
James D. Miller	25,800		*
Gregory R. Vaughn	75,688		*
All directors and executive officers as a group (8 persons)	268,956		2.6%

*	Less than 1% of the outstanding shares of Common Stock.
(1)

The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Lombardia Capital Partners LLC, 55 West Monroe Street, Suite 3125, Chicago, IL 60603; Nancy B. Sherertz, 27023 Rigby Lot Road, Easton, MD 21601; and the Estate of William W. Sherertz and Kimberly J. Sherertz, c/o Brownstein, Rask, Sweeney, Kerr, Grim, DeSylvia & Hay, LLP, 1200 SW Main, Portland, Oregon 97215.

(2)

Includes options to purchase Common Stock exercisable within 60 days following April 4, 2011, as follows: Mr. Carley, 9,000 shares; Mr. Elich, 41,373 shares; Dr. Hicks, 11,250 shares; Mr. Johnson, 1,500 shares; Mr. Justesen, 5,250 shares; Mr. Meeker, 10,500 shares; Mr. Miller, 23,300 shares; Mr. Vaughn, 46,949 shares; and all directors and executive officers as a group, 149,122 shares.

(3)

Based on information contained in Amendment No. 8 to Schedule 13G filed by Nancy B. Sherertz on January 26, 2010. The amendment to Schedule 13G reports that Ms. Sherertz has sole voting and dispositive power with respect to the shares shown.

(4)

Includes 15,150 shares held by Ms. Sherertz directly, as well as 38,749 shares held by Ms. Sherertz for her children as to which she shares voting and dispositive power. Also includes 2,541,832 shares, as well as options to purchase 102,697 shares that are presently exercisable, held by Ms. Sherertz in her capacity as the executor of the Estate of William W. Sherertz, as to which she has sole voting power and shares dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company’s knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 2010.

MATTERS RELATING TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP was the Company’s independent registered public accounting firm with respect to its audited financial statements for the year ended December 31, 2010. The Company expects representatives of Moss Adams to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Fees Paid to Principal Independent Registered Public Accounting Firm

The following fees were billed by Moss Adams LLP for professional services rendered to the Company in fiscal 2009 and 2010:

	2009	2010
Audit Fees(1)	$334,500	$334,500
Audit Related Fees(2)	$22,310	$20,000
Tax Fees(3)	$120,276	$21,300
All Other Fees	—	—

(1)

Consists of fees for professional services for the audit of the Company’s annual financial statements for the year shown and for review of financial statements included in quarterly reports on Form 10-Q filed during that year.

(2)	Refers to assurance and related services and subsidiary audit services that are reasonably related to the audit or review of the Company’s financial statements and that are not included in audit fees.
(3)

Consists primarily of tax consulting services related to analysis of certain expense deductions and non-business income exclusions from taxable income in various states in which the Company conducts its business.

Pre-Approval Policy

The Company has adopted a policy requiring pre-approval by the Audit Committee of all fees and services of the Company’s independent registered public accounting firm (the “independent auditors”), including all audit, audit-related, tax, and other legally permitted services. Under the policy, a detailed description of each proposed service is submitted to the Audit Committee jointly by the independent auditors and the Company’s Chief Financial Officer, together with a statement from the independent auditors that such services are consistent with the SEC’s rules on auditor independence. The policy permits the Audit Committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services. The maximum term of any pre-approval is 12 months. Additional pre-approval is required for services not included in the pre-approved categories and for services exceeding pre-approved fee levels. The policy allows the Audit Committee to delegate its pre-approval authority to one or more of its members provided that a full report of any pre-approval decision is provided to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved 100% of the fees described above.

AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee and its individual members have met with management and with the Company’s independent auditors, Moss Adams LLP, to review their audit process and the Company’s accounting functions. The Committee discussed and reviewed with the Company’s independent auditors all matters that the independent auditors were required to communicate and discuss with the Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Committee members also discussed and reviewed the results of the independent auditors’ examination of the financial statements, and the quality and adequacy of the Company’s internal controls. The independent auditors provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Committee concerning independence, and the Committee discussed with the independent auditors any relationships that may affect their objectivity and independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2010, be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT AND COMPLIANCE

COMMITTEE

Thomas J. Carley, Chair

James B. Hicks, Ph.D.

Roger L. Johnson

Anthony Meeker

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending December 31, 2011. Although the selection of independent auditors is not required to be submitted to a stockholder vote by the Company’s charter documents or applicable law, the Board has decided to ask the stockholders to ratify the selection. If the stockholders do not approve the selection of Moss Adams LLP, the Audit Committee will reconsider its selection.

Provided that a quorum is present, the selection of Moss Adams LLP as the Company’s independent auditors will be ratified if the votes cast in favor of the proposal exceed the votes cast against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote in favor of ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for 2011.

ITEM 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires publicly traded companies to hold an advisory, or non-binding, stockholder vote to approve or disapprove the compensation of executive officers. Consistent with that requirement, we are conducting an advisory vote on the compensation of the executive officers named in this proxy statement. The compensation of our executive officers is disclosed in this proxy statement under the heading “Executive Compensation” below in accordance with rules and regulations of the SEC.

The Company’s philosophy is that executive compensation should align with stockholders’ interest, without encouraging excessive and unnecessary risk. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, retain and motivate individuals who can achieve our goals and provide stability in leadership. Our philosophies and goals with respect to compensation are explained in detail under the subheading “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Objectives.” A detailed description of compensation actually paid to our named executive officers follows that discussion and analysis. This vote is intended to address the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that you vote, on an advisory basis, FOR the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis, executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above-referenced disclosures appear under the heading “Executive Compensation” on pages 14 through 22 of this proxy statement.

The above resolution will be deemed to be approved if the votes cast in favor of Item 3 exceed the votes cast against it at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

ITEM 4—ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also included a provision providing stockholders the opportunity to vote, on an advisory, or non-binding, basis, on how frequently they would like companies to hold an advisory vote on the compensation of executive officers as provided in Item 3 above. When voting, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years, or they may abstain from the vote. In accordance with this requirement of the Dodd-Frank Act, we are holding an advisory vote on the frequency of future stockholder advisory votes on our executive compensation program.

After consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation annually is appropriate for the Company and its stockholders at this time.

Stockholders are not being asked to approve or disapprove of the Board’s recommendation. Instead, you are being asked to choose one of four options regarding this proposal, as reflected in the proxy card. You may vote for us to hold advisory votes on named executive officer compensation every one, two or three years, or you may abstain from voting on the matter.

The Board of Directors recommends the option of “1 YEAR” for future advisory votes on executive compensation. The option that receives the highest number of advisory votes cast by stockholders will be the frequency for the advisory vote on executive compensation deemed to have been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

As the vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders (but not less often than once every three years). However, we value the opinions of our stockholders and will take the outcome of the advisory vote into account in deciding how often to hold an advisory vote on executive compensation.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee is charged with carrying out the Board’s overall responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has reviewed the following section entitled “Compensation Discussion and Analysis” and has discussed its contents with members of the Company’s management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in the proxy statement, as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors (including members during 2010):

James B. Hicks, Ph.D., Chair

Thomas J. Carley

Jon L. Justesen

Anthony Meeker

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. The Compensation Committee (for purposes of this section, the “Committee”) has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The goal of the Committee is to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable, and competitive.

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual or long-term strategic goals by the Company. The principles underlying our compensation policies are:

•	To attract and retain qualified people;

•	To provide competitive compensation relative to compensation paid to similarly situated executives; and

•	To align the interests of executives to build long-term stockholder value.

2010 Executive Compensation Components. For the fiscal year ended December 31, 2010, the principal components of compensation for executive officers were:

•	Base salary;

•	Performance-based cash incentive compensation; and

•	Grants of employee stock options.

In determining base salaries for executives, the Committee primarily considers:

•	Available market data;

•	Recommendations from the Chief Executive Officer;

•	Scope of responsibilities; and

•	Individual performance of the executive.

Salary levels of executive officers are reviewed periodically by the Committee and the CEO as part of the performance review process, as well as upon a promotion or other change in job responsibility. Merit-based salary increases for executive officers are based on the Committee’s assessment of recommendations put forth by the CEO. In connection with its review of 2010 salary levels, the Compensation Committee reviewed public disclosures regarding executive compensation by Insperity, Inc. (formerly Administaff, Inc.), and other generally available information, such as national survey data published by the National Association of Corporate Directors. The Committee reviews and analyzes available data for purposes of providing background information regarding the general competitive position of the Company’s salary structure and broad compensation trends. It is not used to set target compensation levels or benchmarks for any of the Company’s elements of compensation.

In February 2010, based on its review of available data, and taking into consideration the recommendation of the CEO as to executive officers other than himself, the Committee determined that the Company’s officers had guided it through a very difficult economic period and positioned the Company to move forward with the economic recovery. Therefore, the Committee approved increases in executive officer annual salaries effective March 1, 2010, as follows: Mr. Sherertz, by 28% to $462,000; Mr. Elich, by 13% to $225,000; Mr. Vaughn, by 13% to $215,000; and Mr. Miller, by 9% to $190,000. The Committee increased Mr. Sherertz’s salary by a higher percentage in order to make up for long delayed increases and to be more competitive. The Committee also determined to increase Mr. Miller’s salary by a lower percentage because he was the only officer to receive an increase in 2008.

Following Mr. Sherertz’s death in January 2011, the Committee recommended and the Board approved immediate increases in executive officer annual salary levels as follows: Mr. Elich, by 33% to $300,000; Mr. Vaughn, by 16% to $250,000; and Mr. Miller, by 18% to $225,000. The Committee determined that the increases were appropriate in light of the additional responsibilities placed on Mr. Elich in his new position and the added workload for the executives as a result of the Company’s recent growth in revenues and client base.

Performance-Based Cash Incentive Compensation

The Company has in place an Annual Cash Incentive Bonus Award Program for Executive Officers (the “Bonus Program”). Under the Bonus Program, executive officers are eligible to receive an annual bonus based on the Company’s annual Return on Equity (“ROE”). ROE is calculated by dividing the Company’s current year’s net income (before taking into account the provision for executive officer bonuses) by the Company’s total stockholders’ equity as of December 31 of the preceding year. In February of each year, after the Company’s financial results for the prior year have been finalized, bonuses are determined, in part, by multiplying the officer’s salary during the preceding year by the Company’s ROE. The Committee, in its discretion, may approve the payment of additional bonus amounts in excess of the amounts calculated under the pre-approved ROE formula.

In February 2011, the Committee determined that the Company’s ROE for 2010 for purposes of the Bonus Program was 7.48% and therefore awarded cash incentive bonuses for 2010 as shown in the Summary Compensation Table below. The Committee did not approve amounts in excess of the amounts calculated under the bonus formula.

Long-Term Equity Incentive Compensation

In March 2010, the Committee approved grants of employee stock options to each of the Company’s executive officers other than Mr. Sherertz for 10,000 shares under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”). In light of Mr. Sherertz’s substantial stock ownership, the Committee determined to approve the grant of a stock option to him for 2,000 shares, the same amount granted to each of the Company’s non-employee directors. The stock options have an exercise price equal to the market value of the Common Stock on the date of grant.

In April 2011, in recognition of the increased responsibilities undertaken by the Company’s executive officers following Mr. Sherertz’s death, the Committee approved grants of employee stock options under the 2009 Plan to Mr. Elich for 75,000 shares and to each of Messrs. Miller and Vaughn for 50,000 shares. The options vest in eight equal annual installments and have an exercise price equal to the closing sale price on the date of grant and a 10-year term.

Retirement and Other Benefits

Employees, including executive officers, may participate in the Company’s 401(k) defined contribution plan. The Company matches each employee’s contributions at a rate of 100% on the first 3% of salary deferrals and 50% on the next 2% of salary deferrals, with a maximum Company-paid match of $9,800. Until his death, Mr. Sherertz was also provided with an automobile allowance and occasionally used the Company’s airplane for personal purposes.

Change in Control Employment Agreements

The Company entered into agreements with Messrs. Elich, Miller and Vaughn in April 2011 that provide for severance benefits in the event that the officer’s employment is terminated under specified circumstances following a change in control of the Company, as described in greater detail under “Potential Payments upon Termination or Change in Control” below.

Deductibility of Executive Compensation. The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation totaling more than $1,000,000 paid to certain executive officers, with exceptions for qualifying performance-based compensation. The Company believes that compensation paid to its executive officers is fully deductible for federal income tax purposes.

Summary Compensation Table

The following table sets forth information regarding compensation received by the Chief Executive Officer, the Chief Financial Officer, and the other two individuals who served as executive officers during 2010.

Name and Principal Position	Year	Salary		Option Awards(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)		Total Compensation
William W. Sherertz(4) Former President and Chief Executive Officer	2010 2009 2008	$ $ $	433,333 350,000 350,000	$ $ $	10,945 10,218 —	$ $ $	32,428 — 30,156	$ $ $	141,709 142,902 142,037	$ $ $	618,415 503,120 522,193

Michael L. Elich(4) Vice President and Chief Operating Officer	2010 2009 2008	$ $ $	220,833 200,000 200,000	$ $ $	54,774 102,180 —	$ $ $	16,526 — 17,232	$ $ $	12,682 10,549 10,787	$ $ $	304,815 312,729 228,019

James D. Miller Vice President-Finance, Treasurer, and Secretary	2010 2009 2008	$ $ $	187,500 175,000 156,250	$ $ $	4,774 51,090 49,081	$ $ $	14,031 — 11,248	$ $ $	8,272 8,247 7,212	$ $ $	264,577 234,337 223,791

Gregory R. Vaughn Vice President	2010 2009 2008	$ $ $	210,833 190,000 190,000	$ $ $	54,774 102,180 —	$ $ $	15,778 — 16,370	$ $ $	8,427 8,255 8,846	$ $ $	289,812 300,435 215,216

(1)

The amounts shown represent the grant date fair value (computed in accordance with Topic 718 of the Accounting Standards Codification of the Financial Accounting Standards Board (the “ASC”)), with respect to grants of employee stock options under the Company’s stock incentive plans. Additional details regarding the terms of outstanding stock options held by the named executive officers are described under “Incentive

Compensation” below. Assumptions used in calculating grant date fair value are described in Note 12 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”).

(2)

Amounts shown represent cash bonuses paid pursuant to the Incentive Program with respect to performance during the year shown. Additional information regarding the Incentive Program appears under the heading “Compensation Discussion and Analysis” above and in the table headed “Grants of Plan-Based Awards During 2010” below. Mr. Miller also participated in a corporate staff bonus plan in 2008 for the period preceding his appointment as Chief Financial Officer; the amounts received are reflected in the table.

(3)

Amounts shown for 2010 represent the sum of the amounts attributable to personal benefits and other items of compensation listed in the table below. For individual items marked with an X, the incremental cost to the Company or the amount paid to the named executive officer was less than $25,000. Other than Mr. Sherertz, no executive officer of the Company received perquisites or other personal benefits with a total value exceeding $10,000 during the years covered by the table. Reimbursement of personal income taxes relates to reimbursement of amounts paid for life insurance by Mr. Sherertz and taxes arising out of personal use of the Company-owned property in LaQuinta, California. In addition to the benefits listed below, the Company provides medical and dental insurance benefits to all salaried employees on a nondiscriminatory basis.

	William W. Sherertz	Michael L. Elich	James D. Miller	Gregory R. Vaughn
Reimbursement of Life Insurance Premiums	$77,121	—	—	—
Car Allowance	X	—	—	—
Personal Use of Corporate Aircraft	X	—	—	—
Reimbursement of Personal Income Taxes	$42,721	$2,777	$746	—
Employer Contributions to 401(k) Plan	—	$8,938	$7,576	$8,427

(4)

William W. Sherertz was President and Chief Executive Officer of the Company until his death on January 20, 2011; Michael L. Elich was appointed to that position on a permanent basis on February 17, 2011.

Incentive Compensation

The following table sets forth information regarding awards under the Bonus Program and the 2009 Stock Incentive Plan to the named executive officers during the year ended December 31, 2010.

Grants of Plan-Based Awards During 2010

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Option Awards ($)(4)
William W. Sherertz	03/04/2010	—	2,000	$13.38	$10,945
Michael L. Elich	03/04/2010	—	10,000	$13.38	$54,774
James D. Miller	03/04/2010	—	10,000	$13.38	$54,774
Gregory R. Vaughn	03/04/2010	—	10,000	$13.38	$54,774

(1	As described under “Compensation Discussion and Analysis” above, each officer is eligible to receive a bonus calculated pursuant to an automatic formula based on the Company’s ROE.
(2)

Reflects a grant of an employee stock option which vests in four equal annual installments beginning one year after the grant date and expires 10 years after the grant date. The option will become exercisable in full in the event of the optionee’s death, termination of employment by reason of disability or retirement, or a change in control of the Company.

(3)	The exercise price is equal to the closing sale price of the Common Stock on The Nasdaq Stock Market on the grant date.

(4)

The amounts shown represent the grant date fair value of the stock option calculated in accordance with Topic 718 of the ASC. Assumptions used in calculating the grant date fair value are described in Note 12 to the Company’s audited financial statements included in its 2010 Form 10-K.

No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2010, and none of the named executive officers have received grants of restricted stock to date.

The table below provides information regarding outstanding stock options held by the named executive officers at the end of 2010.

Outstanding Equity Awards at December 31, 2010

Name	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price	Option Expiration Date
	Exercisable(1)		Unexercisable
William W. Sherertz	— 500 98,697	(5) (5)	2,000 1,500 —	(5) (5)	$13.38 11.08 15.20	3/04/2020 1/16/2019 7/01/2015

Michael L. Elich	— 5,000 25,000 3,873		10,000 15,000 — —	(4) (3)	$13.38 11.08 15.20 9.27	3/04/2020 1/16/2019 7/01/2015 3/04/2014

James D. Miller	— 2,500 5,000 10,800		10,000 7,500 5,000 —	(4) (3) (2	$13.38 11.08 11.965 17.50	3/04/2020 1/16/2019 6/30/2018 7/12/2015

Gregory R. Vaughn	— 5,000 26,908 7,541		10,000 15,000 — —	(4) (3)	$13.38 11.08 15.20 9.27	3/04/2020 1/16/2019 7/01/2015 3/04/2014

(1)

The Compensation Committee accelerated the vesting of all unvested stock options outstanding as of the close of business on December 30, 2005, all of which options will expire on or before July 12, 2015.

(2)	The option vests in four equal annual installments beginning on June 30, 2009.
(3)	The options vest in four equal annual installments beginning on January 16, 2010.
(4)	The options vest in four equal annual installments beginning on March 4, 2011.
(5)	The options were transferred to the Estate of William W. Sherertz as of January 20, 2011 and will expire on January 20, 2012.

Additional Equity Compensation Plan Information

The following table summarizes information regarding shares of the Company’s Common Stock that may be issued upon exercise of options, warrants, and rights under the Company’s existing equity compensation plans and arrangements as of December 31, 2010. The only plan or arrangement under which equity compensation could be awarded at December 31, 2010, was the Company’s 2009 Stock Incentive Plan, which was approved by stockholders in May 2009. Prior to 2009, grants of stock options were made under the Company’s 2003 and 1993 Stock Incentive Plans, which had been approved by stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights under the plans, and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options, warrants, and rights	B. Weighted- average exercise price of outstanding options, warrants, and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	399,569	$13.21	913,000
Equity compensation plans or arrangements not approved by stockholders	0	N/A	0

Total	399,569	$13.21	913,000

Potential Payments Upon Termination or Change in Control

In April 2011, the Compensation Committee approved new Change in Control Employment Agreements with Messrs. Elich, Miller and Vaughn. The agreements provide for compensation in the form of a severance payment in the event that the executive officer’s employment is terminated following a change in control of the Company.

Brief summaries of the definitions of certain terms used in the agreements are set forth below.

“Change in control” means:

•	The acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company’s outstanding voting securities;

•	A change in the composition of the Board of Directors during any 12-month period such that the incumbent directors cease to constitute at least a majority of the Board, with certain exceptions;

•	Completion of a consolidation, merger, or sale, lease, exchange, or other transfer of substantially all the assets of the Company, with certain exceptions; or

•	Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

“Cause” means:

•	The willful failure to comply with any of the Company’s material and lawful policies or standards, subject to certain notice requirements;

•	The material breach of the confidentiality provisions of the agreement;

•	The willful and material failure to perform the duties of the officer’s position, subject to certain notice requirements;

•	Embezzlement, theft, larceny, fraud, or other material acts of dishonesty; or

•	Conviction of or entry of a plea of guilty or nolo contendere to a felony.

“Good reason,” for purposes of an executive’s termination of his employment with the Company following a change in control, means:

•	The executive experiences a material adverse change in his authority, duties, or responsibilities;

•

A material change in the executive’s supervisor, including reporting to a successor board of directors of which fewer than half of the members were directors of the Company immediately prior to the change in control or, for Messrs. Miller and Vaughn, if Mr. Elich ceases to be Chief Executive Officer for reasons other than cause, death or disability;

•	The executive’s base compensation (salary or target annual cash bonus) is reduced;

•	The executive is transferred to a location more than 50 miles from the present location;

•	The successor company does not agree to perform under the agreement; or

•	The Company does not comply with the material terms of the agreement.

If the employment of Mr. Elich, Mr. Miller or Mr. Vaughn is terminated by the Company (other than for cause, death or disability), or by the executive for good reason, within 12 months following a change in control, the executive will be entitled to receive an amount equal to three times the sum of (x) his annual base salary plus (y) his target annual cash bonus, in a lump sum within 30 days after his termination.

All outstanding stock options held by the executives will also become exercisable in full following a change in control of the Company, whether or not the executive’s employment is terminated.

The following table shows potential pay-outs under the new agreements as if they had been in effect on December 31, 2010, assuming that employment was terminated following a change in control of the Company, either by the Company for reasons other than cause, death or disability, or by the executive for good reason, and that termination occurred on that date. The table also shows the value of outstanding employee stock options that were not vested on December 31, 2010, but would become exercisable in full upon a change in control of the Company.

Name	Lump Sum Cash Severance Payment(1)	Value of Unvested Stock Options(2)	Total
Michael L. Elich	$724,578	$88,750	$813,328
James D. Miller	$612,093	$73,150	$685,243
Gregory R. Vaughn	$692,334	$88,750	$781,084

(1)	Equal to three times the sum of the executive’s annual base salary level at December 31, 2010, and target cash bonus (using the bonus amount actually paid for 2010).
(2)

Based on the difference between the closing sale price of the Common Stock on The Nasdaq Stock Market on December 31, 2010, $15.55 per share, and the per share exercise price. See “Outstanding Equity Awards at December 31, 2010” on page 19 for additional information.

COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

Messrs. Meeker, Hicks, and Justesen served on the Compensation Committee during 2010. During 2010, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on our Compensation Committee.

RELATED PERSON TRANSACTIONS

Under the charter of the Audit and Compliance Committee, the committee must determine whether or not to approve any transaction between the Company and a director, officer or stockholder that, if it did occur, would be required to be disclosed in the Company’s proxy statement. There are no written procedures regarding review or approval of any such transactions, and no specific standards are employed by the Audit Committee in determining whether or not to approve a particular transaction.

In 2009, the Company purchased 1.25 acres of riverfront property on the Columbia River in Washougal, Washington, for a total cost of $1.5 million. The purchase price was paid with cash of $1.0 million and a note payable in the face amount of $500,000. Effective December 23, 2009, the Company entered into a triple net ground lease between the Company and the entity formed by William W. Sherertz, who was the Company’s Chief Executive Officer, and an outside third party for purposes of constructing, owning, and operating a restaurant on the property. The lease requires annual cash payments by the entity of $25,000 through 2011 and 5% of the restaurant’s gross receipts thereafter through the end of the lease in December 2020. The Company is responsible for paying all real property taxes on the property. Both the Company’s acquisition of the real property in 2009 and entry into the lease with the LLC in 2010 were unanimously approved by the members of the Audit Committee. Upon Mr. Sherertz’s death, his interest in the entity formed to construct and operate the restaurant was transferred to his estate, which holds approximately 25.7% of the Common Stock

OTHER MATTERS

Management knows of no matters to be brought before the Annual Meeting other than the election of directors, ratification of the selection of independent auditors, and the advisory votes regarding executive compensation and the frequency of future votes regarding executive compensation. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter in accordance with their judgment pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted by e-mail to bod@bbsihq.com. All directors have access to this e-mail address. Communications to individual directors or committees should be sent to the attention of the intended recipient. The chair of the Audit Committee will be primarily responsible for monitoring e-mails to the Board (or its members or committees) and for forwarding messages as appropriate.

Stockholder communications sent by regular mail to the attention of the Board (or to individual directors or committees) will be forwarded as the chair of the Audit Committee deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2012

Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2012 must be received by the Company by December 20, 2011. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to James D. Miller, Secretary, Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662.

Notice of any proposal that is not submitted for inclusion in next year’s proxy materials, but instead is sought to be presented directly at the 2012 annual meeting of stockholders, generally must be received at least 90 days prior to the one-year anniversary of the date of mailing the prior year’s proxy materials (as provided in Article I, Section 10, of the Company’s Bylaws as amended by the Board effective May 19, 2011). For the 2012 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company receives notice of the proposal by the deadline (January 19, 2012, based on the one-year anniversary date) and advises stockholders in the 2012 proxy materials about the nature of the matter and how management intends to vote on such matter. Notices of intention to present proposals at the 2012 annual meeting should be forwarded to the address listed above.

April 18, 2011	BARRETT BUSINESS SERVICES, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.proxyvoting.com/bbsi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
BARRETT BUSINESS SERVICES, INC.	OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

96148

▼  FOLD AND DETACH HERE  ▼

This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is indicated, the proxy will be voted FOR Items 1, 2 and 3 and for “1 Year” on Item 4.	Please mark your votes as indicated in this example	☒

1. To elect six directors to a one-year term.
Nominees		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 Thomas J. Carley	04 Roger L. Johnson	☐	☐	☐
02 Michael L. Elich	05 Jon L. Justesen
03 James B. Hicks, Ph.D.	06 Anthony Meeker
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Ratification of selection of Moss Adams LLP as our independent registered public accounting firm for 2011	☐	☐	☐
3.	Advisory vote on executive compensation	☐	☐	☐
	1 year	2 years	3 years	Abstain

4.	Advisory vote on the frequency of holding future advisory votes on executive compensation ☐	☐	☐	☐
5.	To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE 2011 NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT AND 2010 ANNUAL REPORT TO STOCKHOLDERS AND REVOKES ALL PRIOR PROXIES FOR SAID MEETING.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Signature	Date

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bbsi2011.investorroom.com

▼  FOLD AND DETACH HERE  ▼

PROXY

BARRETT BUSINESS SERVICES, INC.

Annual Meeting of Stockholders — May 18, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael L. Elich and Anthony Meeker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Barrett Business Services, Inc., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on Wednesday, May 18, 2011, at 2:00 p.m., or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	96148